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                                                                    EXHIBIT 10-a

                        AGREEMENT FOR CONSULTING SERVICES
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     This Agreement, dated as of October 24, 1994, is entered into by and between ADC Telecommunications, Inc., a Minnesota Corporation ("Company") and William B. Porter ("Consultant"). Company and Consultant agree as follows:

1. THE SERVICES. Consultant shall perform for Company such consulting services within Consultant's capabilities as may be requested by Company during the term of this Agreement (the "Term"). The services performed by Consultant under this Agreement are sometimes referred to herein as the "Services." Such services may include, but are not necessarily limited to, the following:

     1.1  SERVICES AND PAYMENT SCHEDULE OUTLINED IN EXHIBIT A.

2. COMPENSATION. Company shall pay to Consultant the amounts set forth on Exhibit A. Consultant shall be liable for all withholding taxes and other taxes.

3. THE TERM. The term shall commence as of January 1, 1995, to December 31, 1995. After November 30, 1995, either party may terminate the Agreement by providing 30 days written notice. If no such notice of termination is provided, the Agreement will continue on a month to month basis subject to the 30 day notice period. The Agreement will immediately terminate 30 days after the death or disability of the Consultant.

4. PERFORMANCE BY CONSULTANT. Consultant shall perform the Services in accordance with his own methods and manner of performance. Consultant shall personally perform all of the Services and shall put forth his best efforts in the performance of Services. Consultant shall not, by contract or otherwise, delegate performance of any Services to any other person or entity. Consultant shall comply with all applicable legal requirements in performing the Services.

5. INDEPENDENT CONTRACTOR. Consultant shall at all times be an independent contractor, not an employee or agent, of Company with regard to performance of the Services. Consultant shall not represent that he is, or hold himself out as, an employee or agent of Company. Consultant shall not, and is not authorized to, enter into any contract, agreement or undertaking for, on behalf of or in the name of Company. Consultant shall not be entitled to worker's compensation, retirement, insurance or other benefits afforded to employees of Company. Consultant may perform services for persons other than Company during the Term of this Agreement.

6. EXPENSES. Company shall reimburse Consultant for reasonable expenses incurred by Consultant in performing services hereunder; provided, any such expense shall be reimbursable only to the extent that such expense shall have been approved by Company prior to Consultant's having incurred such expense.

7. PAYMENTS. Subject to the terms and conditions of this Agreement, Company will pay to Consultant the amounts set forth on Exhibit A.

8. NON-COMPETE. During the consulting period and for the six (6) months following the end of the consulting period, Consultant will not directly or indirectly, either as a principal, agent, employee, consultant, stockholder, partner or in any other personal or representative capacity, engage in, or assist any person to engage in, any aspect of the business of Company to which this Agreement relates. Consultant acknowledges that the market for such business is world wide.


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9.   OWNERSHIP OF MATERIALS.  All materials, information, property and other items obtained or developed in connection with and related to the Services (including, but not limited to, reports, data, drawings, software, working papers and other writings), together with all rights associated with ownership of such items (such as copyright, patent, trade secret, trademark, and trade name rights, shall deliver such items, together with all other items furnished by Company or the cost of which is included in the compensation payable under this Agreement, to Company upon request and in any event at the end of the Term.

10. RIGHTS TO INVENTIONS. Company shall become the exclusive owner of and Consultant hereby assigns to Company all concepts, inventions, improvements, designs, programs, formulas, know-how, methods, products, processes and writings, whether or not copyrightable or patentable, provided to Company or developed or first reduced to practice in connection with performance of the Services. If requested by Company, Consultant shall, at Company's expense, do all things necessary or convenient to obtain patents or copyrights on any concepts, invention, methods, products, processes, programs, software, or writings provided to Company or developed or first reduced to practice in connection with performance of the Services, to the extent the same may be patented or copyrighted.

11.  CONFIDENTIALITY.

     11.1 DEFINITION. "Confidential Information" means any and all unpublished information owned or controlled by Company that relates to the technical, manufacturing, marketing, sales, or financial operation of Company and that is not generally disclosed by Company to the public. Confidential Information includes, without limitation: proprietary processes and designs; traded secrets; know-how, inventions (whether or not patentable); formulas; technical drawings and data; research subjects, methods and results; proprietary computer software; unpublished product specifications and characteristics; plans for future products; business and marketing plans and strategies; product development plans; pricing policies; cost and profit information; customer lists; supplier identities; and the like, whether disclosed to Consultant orally, in writing, or by inspections, or accumulated or developed by Consultant in the course of Services performed for Company.

     11.2 DISCLOSURE AND USE. Consultant agrees during the Term of this Agreement and for a period of one (1) year thereafter:

          a. to use Confidential Information only for the purpose of carrying out the Services specified herein, and

          b. to hold in confidence and not disclose to any third party all such Confidential Information.

     11.3 LIMITATIONS. The obligation imposed by this Agreement on the Consultant shall not apply to any Confidential Information that:

          a. was in the public domain at the time it was disclosed to or developed by the Consultant;

          b. was known to the Consultant prior to performance of the Services as evidenced by documentation bearing a date prior to the date of such Services;

          c.   is disclosed with the prior written approval of Company.

12. RELEASE AND INDEMNITY. Consultant releases Company, its successors and assigns, and the respective directors, its successors and assigns (collectively, the "Indemnities") from all claims, losses, harm, liabilities, damages, costs and expenses related to any property damage or personal injury (including death) that may result or occur in connection with the Services or this Agreement.

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Consulting Agreement
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Further, Consultant shall defend, indemnify and hold harmless each of the
Indemnities from any such claim, loss, harm, liability, damage, cost or expense arising out of or in connection with Consultant's negligence. This paragraph shall survive the end of the Term.

13. ASSIGNMENT. Consultant shall not (by contract, operation of law or otherwise) assign this Agreement or any right or interest in this Agreement. Any such assignment shall be void. Subject to the foregoing restriction on assignment by Consultant, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by the successors, assigns and legal representatives of the respective parties to this Agreement.

14.  GENERAL PROVISIONS.

     14.1 NOTICES. All notices given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by facsimile or other telecommunications device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered three (3) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

     Consultant:    William B. Porter
                    3014 Country Club Drive
                    Lynn Haven, FL  32444
                    (904) 265-9272

     Company:       ADC Telecommunications, Inc.
                    12501 Whitewater Drive
                    Minnetonka, MN  55343
                    Attention:  General Counsel

15. MISCELLANEOUS. This Agreement sets forth the entire agreement, and supersedes any and all prior agreements, of the parties with regard to the Services. No amendment or modification of this Agreement shall be valid unless set forth in a written instrument signed by the party to be bound thereby. This Agreement shall be governed under the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

                              COMPANY

                              By:     /s/ William J. Cadogan
                              Title:  Chairman of the Board, Chief Executive
                                      Officer and President

                              CONSULTANT

                              By:     /s/ William B. Porter





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Consulting Agreement
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                                    EXHIBIT A

I.   Ongoing Retainer                                            $3,000.00/month

     Services provided
     -    Unlimited telephone/fax consultation
     -    Written reports as required
     -    Local travel
     -    Surveys upon request
     -    Assistance in recruiting
     -    Other services as mutually agreed upon


II.  Additional Day Rate Services                                  $1,500.00/day

     Services provided upon request and job specification by ADC
     -    normally two week notice to start required
     -    travel days charged at 1/2 rate


III. Billing Schedule for Retainer Services

     April 15, 1995                $9,000.00
     July 15, 1995                  9,000.00
     September 15, 1995             9,000.00
     December 15, 1995              9,000.00


IV.  Billing Schedule for Additional Day Rate Services

     30 days after receipt of invoice from Consultant


V.   Travel -- Coach class Airfare and actual but reasonable other expenses